--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
        PERIOD 11                                                   PAGE # 1
DETERMINATION: 10-Mar-99                                        Beginning 2/1/99
 DISTRIBUTION: 15-Mar-99                                          Ending 2/28/99
         TIME: 4/15/99 12:08

                   CLASS A-1 5.578% MONEY MARKET ASSET BACK
                   CLASS A-2 5.729% ASSET BACKED NOTES
                   CLASS A-3 5.750% ASSET BACKED NOTES
                   CLASS A-4 5.800% ASSET BACKED NOTES
                   CLASS B-1 6.050% ASSET BACKED CERTIFICATES

                        ORIG PRINCIPAL      BEG PRINCIPAL         PRINCIPAL        INTEREST           TOTAL          END PRINCIPAL
      CLASS                BALANCE             BALANCE          DISTRIBUTION     DISTRIBUTION      DISTRIBUTION         BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
    A-1 Notes           $250,000,000.00              $0.00              $0.00            $0.00             $0.00              $0.00

    A-2 Notes           $200,000,000.00    $144,848,488.28     $27,358,636.63      $691,535.60    $28,048,374.23    $117,482,049.05

    A-3 Notes           $321,000,000.00    $321,000,000.00              $0.00    $1,538,125.00     $1,538,125.00    $321,000,000.00

    A-4 Notes           $282,800,000.00    $282,800,000.00              $0.00    $1,366,866.67     $1,366,866.67    $282,800,000.00

-----------------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS       $1,053,800,000.00    $748,648,488.28     $27,358,636.63    $3,596,527.27    $30,953,365.90    $721,282,009.05
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
       B-1               $32,604,142.65     $32,604,142.65              $0.00      $164,379.22       $164,379.22     $32,604,142.65
-----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS       $32,604,142.65     $32,604,142.65              $0.00      $164,379.22       $164,379.22     $32,604,142.65
-----------------------------------------------------------------------------------------------------------------------------------
      TOTALS          $1,086,404,142.65    $781,253,630.93     $27,356,838.63    $3,760,906.49    $31,117,745.12    $753,896,792.30
-----------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                         PRINCIPAL           INTEREST           END PRINCIPAL
      CLASS             DISTRIBUTION       DISTRIBUTION            BALANCE
-------------------------------------------------------------------------------
        A-1              0.00000000         0.00000000              0.00000000
                       --------------------------------------------------------
        A-2            136.78419315         3.45767800            587.46324825
                       --------------------------------------------------------
        A-3              0.00000000         4.79166667          1,000.00000000
                       --------------------------------------------------------
        A-4              0.00000000         4.83333335          1,000.00000000
-------------------------------------------------------------------------------
   Notes Totals         25.18108820         3.41291257            684.46825740
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
       B-1               0.00000000         5.04166669          1,000.00000000
-------------------------------------------------------------------------------
Certificate Totals       0.00000000         5.04166669          1,000.00000000
-------------------------------------------------------------------------------
      TOTALS            25.18108820         3.45178322            693.93770026
-------------------------------------------------------------------------------

                    IF THERE ARE ANY QUESTIONS OR COMMENTS,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------

                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
        PERIOD 11                                                   PAGE #2
DETERMINATION: 10-Mar-99                                        Beginning 2/1/99
 DISTRIBUTION: 15-Mar-99                                          Ending 2/28/99
         TIME: 4/13/99 12:06

                                                                                                                      per $1000
                                                                                                                      ---------
Section 5.8 (iii)      Servicing Fee                                                            $651,044.69           0.59926565

Section 5.8 (iv)       Administration Fee                                                         $1,000.00           0.00092047

Section 5.8 (vi)       Pool Balance at the end of the Collection Period                     $753,896,792.30

Section 5.8 (vii)      Repurchase Amounts for Repurchased Receivable

                                                By Seller                                             $0.00
                                                By Servicer                                      $34,621.49
                                                TOTAL                                            $34,621.49

Section 5.8 (viii)     Realized Net Losses for Collection Period                                $292,002.08

Section 5.8 (ix)       Reserve Account Balance after Disbursement                            $22,616,903.77

Section 5.8 (x)        Specified Reserve Account Balance                                     $22,616,903.77

Section 5.8 (xi)       Total Distribution Amount                                             $32,546,152.52

                                                Servicing Fee                                   $651,044.89
                                                Administrative Fee                                $1,000.00
                                                Noteholders' Distribution Amount             $30,953,656.90
                                                Certificateholders' Distribution Amount        $ 164,379.22
                                                Deposit to Reserve Account                     $ 776,362.71

Section 5.8 (xii)      Noteholders' Distributable Amount

       -----------------------------------------------------------------------------------------------------------------------------
       Class      Principal        Interest         Total        Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
       -----------------------------------------------------------------------------------------------------------------------------
        A-1             $0.00           $0.00            $0.00          0.00000000          0.00000000             0.00000000
        A-2    $27,356.838.63     $691,535.60   $28,048,374.23        136.78419315          3.45767800           140.24187115
        A-3             $0.00   $1,538,125.00    $1,538,125.00          0.00000000          4.79166667             4.79166667
        A-4             $0.00   $1,366,866.67    $1,366,866.67          0.00000000          4.83333335             4.83333335
       -----------------------------------------------------------------------------------------------------------------------------
       Total   $27,356,838.63   $3,596,527.27   $30,953,365.90         25.96018090          3.41291257            29.37308347
       -----------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii)     Certificateholders' Distributable Amount

       -----------------------------------------------------------------------------------------------------------------------------
       Class     Principal         Interest         Total        Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
       -----------------------------------------------------------------------------------------------------------------------------
        B-1         $0.00        $164,379.22      $164,379.22         0.00000000            5.04166669             5.04166669
       -----------------------------------------------------------------------------------------------------------------------------
       Total        $0.00        $164,379.22      $164,379.22         0.00000000            5.04166669             5.04166669
       -----------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)      Reserve Fund Transfer Amount               $ 776,362.71

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------